UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2012

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 26, 2012, Sonic Automotive, Inc. announced the pricing of its private offering of $200 million in aggregate principal amount of 7.00% Senior Subordinated Notes due 2022 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and in offshore transactions pursuant to Regulation S under the Securities Act. The notes were priced at 99.110% of the principal amount thereof, resulting in a yield to maturity of 7.125%. This offering is expected to close on July 2, 2012. The net proceeds of this offering will be used to repurchase some or all of its outstanding 5.0% Convertible Senior Notes due 2029 pursuant to an offer to exchange shares of its Class A common stock plus cash, and to pay related fees and expenses, and any remaining amount will be used for general corporate purposes, including repurchases of shares of its Class A common stock. In addition, this Current Report on Form 8-K shall not be deemed an offer to purchase or a solicitation of tenders for our 5.0% Convertible Senior Notes due 2029. A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated June 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: June 26, 2012

EXHIBIT INDEX

99.1	Press release dated June 26, 2012